SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                          COMMONWEALTH BANKSHARES, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                          COMMONWEALTH BANKSHARES, INC.


                  NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Commonwealth Bankshares, Inc.:


         NOTICE is hereby given that the 1997 Annual Meeting of Shareholders of Commonwealth Bankshares, Inc. (the "Corporation") will be held in the lobby of the main office of Bank of the Commonwealth, Boush and Freemason Streets, Norfolk, Virginia 23510, on Tuesday, April 29, 1997, at 3:00 p.m., local time, for the following purposes:

     1. Election of three members of the Board of Directors of the Corporation as Class 3 directors to serve until the 2000 Annual Meeting of Shareholders.

     2. The approval of the First Amendment to the Commonwealth Bankshares, Inc. 1990 Stock Option Plan.

     3. The approval of the First Amendment to the Commonwealth Bankshares, Inc. Non-Employee Director Stock Compensation Plan.

     4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on March 4, 1997 are entitled to notice of, and to vote at, such meeting or any adjournment thereof.

         Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters proposed to be acted upon at the meeting.

         To assure that your shares are represented at the meeting, please fill in, date and sign the enclosed proxy and return it promptly in the enclosed envelope, regardless of whether you expect to attend the meeting. The enclosed envelope requires no postage if mailed in the United States. If for any reason you desire to revoke your proxy, you may do so at any time before it is voted by contacting the President of the Corporation, Edward J. Woodard, Jr., in person or in writing.


                                 By Order of the Board of Directors



                                 Edward J. Woodard, Jr., CLBB
                                 Chairman of the Board, President and
                                 Chief Executive Officer


Dated in Norfolk, Virginia and
mailed this 9th day of April, 1997

                          COMMONWEALTH BANKSHARES, INC.


                                 PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 29, 1997


         The solicitation of the enclosed 1997 proxy is made by and on behalf of the Board of Directors of Commonwealth Bankshares, Inc. (the "Corporation") to be used at the 1997 Annual Meeting of Shareholders to be held on Tuesday, April 29, 1997 at 3:00 p.m., or any adjournment thereof, in the lobby of the main office of the Bank of the Commonwealth (the "Bank"), Boush and Freemason Streets (P.O. Box 1177), Norfolk, Virginia 23510. The approximate mailing date of this Proxy Statement and the accompanying proxy is April 9, 1997. The matters to be considered and acted upon are (i) the election of three Class 3 directors of the Corporation to serve until the 2000 Annual Meeting of Shareholders, (ii) the approval of the First Amendment to the Commonwealth Bankshares, Inc. 1990 Stock Option Plan; (iii) the approval of the First Amendment to the Commonwealth Bankshares, Inc. Non-Employee Director Stock Compensation Plan; and (iv) such other business as may properly come before the meeting or any adjournment thereof.

         The cost of the solicitation of proxies will be borne by the Corporation. Solicitations will be made only by the mails, except that, if necessary, officers and regular employees of the Bank or the Corporation may make solicitations of proxies in person or by telephone. Banks, brokerage firms, and other custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Corporation will, upon request, reimburse them for their reasonable charges and expenses in this connection.

         Anyone who gives a proxy may still vote in person, if he so desires, and may revoke the proxy at any time prior to the voting of such proxy by contacting the President of the Corporation, Edward J. Woodard, Jr., in person or in writing, or by filing a duly executed proxy bearing a later date. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting and in accordance with instructions contained therein, if any.

         Enclosed with this Proxy Statement and the accompanying Proxy you will find a separate Annual Report to Shareholders for the year ended December 31, 1996.

         Only shareholders of record at the close of business on March 4, 1997 will be entitled to vote at the meeting, or any adjournment thereof. Shareholders are entitled to one vote for each share on all matters to come before the meeting. In the election of directors, those nominees receiving the greatest number of votes shall be deemed elected even though not receiving a majority of the shares represented at the meeting in person or proxy. The proposals to approve the First Amendment to the Commonwealth Bankshares, Inc. 1990 Stock Option Plan and the First Amendment to the Commonwealth Bankshares, Inc. Non-Employee Director Stock Compensation Plan must be approved by the vote of more than one-half of the votes cast thereon. The Corporation has issued only Common Stock, $2.50 par value (the "Common Stock"). As of March 4, 1997 the Corporation had issued and outstanding 947,501 shares of Common Stock held of record by 524 shareholders. In accordance with Virginia law, broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as a vote cast on any proposal. Accordingly, broker non-votes will have no effect on the election of directors, approval of the First Amendment to the Commonwealth Bankshares, Inc. 1990 Stock Option Plan and approval of the First Amendment to the Commonwealth Bankshares, Inc. Non-Employee Director Stock Compensation Plan. A majority of the shares of outstanding Common Stock must be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.

         The Corporation is a one bank holding company organized under the laws of the Commonwealth of Virginia. It's wholly-owned subsidiary, Bank of the Commonwealth, is a Virginia state bank and member of the Federal Reserve. The Bank operates six branches in Tidewater, Virginia.



                                   PROPOSAL I
                              ELECTION OF DIRECTORS

         The Corporation's Articles of Incorporation provide for the Board of Directors to be divided into three classes, as nearly equal in number as possible. Each class serves for a term of three years, with one class being elected each year. The Board of Directors currently consists of eight directors.

         At the 1997 Annual Meeting, three directors comprising Class 3 will be elected to serve until the 2000 Annual Meeting of Shareholders and until their successors are elected and qualified. The Board recommends that the three nominees named below be elected. Proxies received will be voted for the election of such nominees, unless marked to the contrary. A shareholder who desires to withhold voting of the proxy for one or all of the nominees may so indicate on the proxy. All of the nominees are currently members of the Board. All of the nominees have consented to be named and have indicated their intent to serve if elected. However, in the event any nominee is not available for election, the proxies will be voted for such person as shall be designated by the Board as a replacement.

         There is set forth below as to each of the nominees, and the remaining incumbent directors who will continue to serve as indicated below, certain information including age, principal occupation, and the year each nominee or incumbent director first became a director. The dates shown for the first election as a director represents the year in which the nominee or incumbent director was first elected to the Board of the Corporation or its predecessors. Unless otherwise indicated, the business experience and principal occupation shown for each nominee or incumbent director has extended five or more years.

         The following table also sets forth as of March 4, 1997, certain information with respect to the beneficial ownership of the Corporation's Common Stock by (i) each director or nominee, (ii) the executive officer listed in the Summary Compensation Table and (iii) all directors and executive officers as a group.

                                                                                             Number (Percent) of
                                            Served                                           Shares Beneficially
                                              as             Principal Occupation            Owned as of March 4,
                                           Director               During Past                       1997*
            Name                 Age         Since                 Five Years                      (1)(2)
            ----                 ---         -----           --------------------            --------------------

Nominees For Election Whose Terms Will Expire in 2000 (Class 3)

William P. Kellam                82          1971        Retired President of                        16,644(3)
                                                         Kellam-Eaton Insurance Agency,                   1.7%
                                                         Inc. (real estate and
                                                         insurance), Virginia Beach,
                                                         Virginia, a position he held
                                                         until 1986.

Edward J. Woodard, Jr.           54          1973        Chairman of the Board,                      17,206(4)
                                                         President and Chief Executive                    1.7%
                                                         Officer of the Corporation and
                                                         the Bank.

Morton M. Zedd                   61          1971        Real estate developer and                   51,228(5)
                                                         investor in Richmond, Virginia.                  5.1%

Incumbent Directors Whose Terms Expire in 1998 (Class 1)

William D. Payne, M.D.           61          1988        General, Laproscopic and                     7,430(6)
                                                         Endoscopic surgeon and                              *
                                                         President with Drs. Payne,
                                                         Ives & Holland, Inc., General,
                                                         Laparoscopic and Endoscopic
                                                         Surgery in Norfolk, Virginia.

Morton Goldmeier                 73          1988        President of Hampton Roads                  39,402(7)
                                                         Management Associates, Inc.                      3.9%

Richard J. Tavss                 57          1988        Senior counsel of  Tavss,                   64,684(8)
                                                         Fletcher, Earley & King, P. C.                   6.4%
                                                         in Norfolk, Virginia.

Incumbent Directors Whose Terms Expire in 1999 (Class 2)

Herbert L. Perlin                56          1987        General Agent for Guardian Life             22,525(9)
                                                         Insurance Co; President  of                      2.2%
                                                         Perlin Pension Services Inc., a
                                                         regional pension administration
                                                         company.

George H. Burton, Jr.            86          1981        President of Burton Lumber                  32,140(10)
                                                         Corp., a building materials and                  3.2%
                                                         supplies company located in
                                                         Chesapeake, Virginia.

All Directors, nominees and executive officers as Group (12 persons)                                   263,541
                                                                                                         26.2%


     * Percentage of ownership is less than 1% of the outstanding shares of Common Stock of the Corporation.

     (1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and includes shares, where applicable, which an individual has the right to acquire within 60 days through the exercise of stock options.


     (2) Based on 947,501 issued and outstanding shares of common stock as of March 4, 1997 and stock options either currently exercisable or which will become exercisable within sixty (60) days.

     (3) Includes 5,459 shares which Mr. Kellam has the right to acquire through the exercise of stock options.

     (4) Includes 8,548 shares which Mr. Woodard has the right to acquire through the exercise of stock options, 356 shares registered in the name of E.J. Woodard, Jr., Custodian for Troy Brandon Woodard; 845 shares registered in the name of E.J. Woodard, Jr. and Sharon
              W. Woodard, Custodians for Troy Brandon Woodard; and 1,179 shares held in trust, representing the proceeds of a self-directed Individual Retirement Trust for the benefit of E.J. Woodard, Jr.

     (5) Includes 5,459 shares which Mr. Zedd has the right to acquire through the exercise of stock options, 37,024 shares registered in the name of Five Associates, a Virginia general partnership, of which Mr. Zedd is managing partner; and 6,732 shares in the Maxwell Zedd Trust, which Mr. Zedd is beneficiary.

     (6) Includes 5,459 shares which Dr. Payne has the right to acquire through the exercise of stock options.

     (7) Includes 5,459 shares which Mr. Goldmeier has the right to acquire through the exercise of stock options.

     (8) Includes 5,459 shares which Mr. Tavss has the right to acquire through the exercise of stock options, 697 shares registered in the name of Richard J. Tavss, Custodian for Bobbie J. Tavss; and 435 shares registered in the name of the Estate of Daniel J. Tavss c/o Richard J. Tavss, trustee under the will.

     (9) Includes 5,459 shares which Mr. Perlin has the right to acquire through the exercise of stock options, 11,061 shares registered in the name of Herbert L. Perlin, Profit sharing Trust, of which Mr. Perlin is Acting Trustee.

     (10) Includes 5,459 shares which Mr. Burton has the right to acquire through the exercise of stock options.

         No family relationships exist among any of the directors or between any of the directors and executive officers of the Corporation.




                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS
                                 AND MANAGEMENT

         As of March 4, 1997, there were two shareholders of the Corporation known to it to be the beneficial owner of more than 5% of the Corporation's Common Stock: Richard J. Tavss, Two Commercial Place, Norfolk, Virginia 23510 and Morton M. Zedd, 2 Sandown Circle, Richmond, Virginia 23329. See the beneficial ownership table above related to holdings of Messrs. Tavss and Zedd.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS
                               AND ITS COMMITTEES

         The Corporation's Board of Directors has primary responsibility for the determination of corporate policies and the overall financial condition of the Corporation. The Board appoints a chief executive and other officers who are responsible for conducting business on a day-to-day basis under the Board's guidance and perspective. In turn, the management of the Corporation provides the Board of Directors with a regular and detailed flow of information relating to the Corporation's overall condition and financial performance.

         During 1996, the Board of Directors met twelve times for regular monthly meetings. All directors attended at least 75% of the total meetings of the Board of Directors and the various committees on which they are members.

         The Board of Directors has five standing committees: Executive Committee; Audit Committee; Compensation Committee; Investment Committee; and Nominating Committee. At its first meeting after the annual meeting of shareholders, the Board elects each Committee. Committee members serve for one year or until the first meeting of the Board following the next annual meeting of shareholders.

Executive Committee

         The Executive Committee consists of three members, selected in rotation from the eight directors: E. J. Woodard, Jr.; George H. Burton, Jr.; William P. Kellam; Morton M. Zedd; Morton Goldmeier; Richard J. Tavss; William D. Payne; and Herbert L. Perlin. When the Board is not in session, the Executive Committee is authorized to exercise all of the Board's power except for certain fundamental responsibilities, such as approval of an amendment of the articles of incorporation or a plan of merger or consolidation. The Executive Committee meets to act on capital expenditures, to elect officers other than senior officers and to review and consider certain matters and policies for recommendation to the full Board. The Executive Committee met 32 times in 1996.

Audit Committee

         The Audit Committee during 1996 was composed of three directors: George
H. Burton, Jr.; William P. Kellam; and Morton Goldmeier, none of whom is an officer. E. J. Woodard, Jr. served as an ex-officio memeber. The functions of the Audit Committee are to (i) recommend selection of independent certified public accountants, (ii) approve the scope of the accountants' examination,
(iii) review internal accounting procedures, (iv) review reports of examination by the accountants and by regulatory agencies having jurisdiction over the Corporation, (v) monitor internal programs to ensure compliance with the law and avoidance of conflicts of interest, and (vi) aid the Board in fulfilling its responsibilities for financial reporting to the public. There was one meeting held by the Audit Committee during 1996.

Personnel/Compensation Committee

         The Personnel/Compensation Committee during 1996 was composed of four directors: E. J. Woodard, Jr.; Richard J. Tavss; William P. Kellam and William
D. Payne, M.D. The Personnel/Compensation Committee recommends the compensation of officers to the Executive Committee and the Board. There were two meetings held by the Personnel/Compensation Committee during 1996. Mr. Woodard abstained from discussion regarding his salary and is not permitted to participate in the consideration and recommendation by the Committee as to his compensation.

Investment Committee

         The Investment Committee during 1996 was composed of four directors: E.
J. Woodard, Jr.; Herbert L. Perlin; Morton Goldmeier; and George H. Burton, Jr. The Investment Committee administers the investment policies of the Corporation. The Committee met four times during 1996.

Nominating Committee

         The Nominating Committee of the Board during 1996 was composed of four directors: E. J. Woodard, Jr.; Morton M. Zedd; William P. Kellam; and Richard J. Tavss. The basic function of this Committee is the recommendation of those persons to be designated as Board nominees for election to the Board by the shareholders of the Corporation at its Annual Meeting. The Nominating Committee met one time in 1996.

         The Nominating Committee will consider suggestions from all sources, including shareholders, regarding possible candidates for nomination and election to the Board. Generally, candidates should be highly qualified by business, professional or comparable experience, affirmatively desirous of serving on the Board, and able to represent the interests of all shareholders. Shareholders wishing to nominate a candidate should forward the candidate's name and a description of the candidate's background and qualifications to the Corporate Secretary.



                             DIRECTORS' COMPENSATION

         The fees paid the Corporation's directors during 1996 were $500 for each meeting of the Board attended. In addition, directors received $200 for attending meetings of each of the standing committees. The Corporation has adopted a Directors' Deferred Compensation Plan by which directors may defer recognition of income on all or a portion of their meeting fees earned during the fiscal year. A total of $29,750 was deferred by directors in 1996 pursuant to the Plan.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to Officers and Directors

         Certain directors and officers of the Corporation and the Bank, members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of the Bank. As such, some of these persons engaged in transactions with the Bank in the ordinary course of business during 1996, and will have additional transactions with the Bank in the future. All loans extended and commitments to lend by the Bank to such persons are made in the ordinary course of business upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

         As of December 31, 1996, the amount of loans from the Bank to all officers and directors of the Corporation and the Bank, and entities in which they are associated, was approximately $2.601 million. This amount represented 28.0% of the total equity capital of the Bank as of December 31, 1996.

         Extensions of credit for William P. Kellam, a current director and director nominee of the Corporation and a director of the Bank, represent material transactions for extension of credit in excess of 10% of the Bank's equity capital accounts since the beginning of the Bank's last fiscal year as follows:


                                     Largest Aggregate
                                    Amount Outstanding         Balance at
       Name of Debtor                   During 1996         December 31, 1996
       --------------                   -----------         -----------------

       William P. Kellam (1)            $ 1,027,047            $1,010,731

------------------

(1) Indebtedness represents long term obligations of Paco, Inc., guaranteed by William P. Kellam. At December 31, 1996, his long term indirect obligations totaled $1,010,731 with a fixed rate of 11.7%.

Business Relationships and Transactions with Management

         In the ordinary course of its business, the Corporation and the Bank engaged in certain transactions with their officers and directors in which such officers and directors have a significant interest. All such transactions have been made on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated parties. The Bank has from time to time retained the Norfolk, Virginia law firm of Tavss, Fletcher, Early and King, P.C., of which Mr. Tavss, a director of the Corporation and the Bank, is senior counsel, to perform certain legal services for the Corporation and the Bank.

         In 1984, the Bank entered into a lease with Boush Bank Building Associates, a limited partnership (the "Partnership"), to rent the headquarters building (the "Headquarters") of the Corporation and the Bank, which is located at the corners of Freemason and Boush Streets, Norfolk, Virginia. The general partner of the Partnership is Boush Bank Building Corporation. All of the limited partners of the Partnership, namely Messrs. Woodard, Burton and Kellam, are directors of the Corporation and the Bank. The lease requires the Bank to pay all taxes, maintenance and insurance. The term of the lease is twenty-three years and eleven months, and began on December 19, 1984. In connection with this property, the lessor has secured financing in the form of a $1,600,000 industrial development revenue bond from the Norfolk Redevelopment and Housing Authority payable in annual installments, commencing on January 1, 1987, at amounts equal to 3% of the then outstanding principal balance through the twenty-fifth year, when the unpaid balance will become due. Interest on this bond is payable monthly, at 68.6% of the prime rate of Crestar Bank in Richmond, Virginia. Monthly rent paid by the Bank is equal to interest on the above bond, plus any interest associated with secondary financing provided the lessor by the Bank. The Bank has the right to purchase, at its option, an undivided interest in the property at undepreciated original cost, and is obligated to purchase in each January after December 31, 1986, an undivided interest in an amount equal to 90% of the legal amount allowed by banking regulations for investments in fixed properties, unless the Bank's return on average assets is less than seven-tenths of one percent. Under this provision the Bank has purchased 54.4% of this property for a total of $999,611. No purchases have been made after 1988. The terms of the lease are not less favorable than could be obtained from a non-related party.

Non-Employee Director Stock Compensation Plan

         On April 25, 1995 the shareholders approved a non-employee director stock compensation plan (the "Non-Employee Director Plan") for the issuance of 50,000 shares of the Corporation's common stock to eligible non-employee directors of the Corporation at prices determined by average of the five most recent trades of the common stock on the over-the-counter market during the period, not to exceed 30 calendar days, immediately preceding an option's grant date or such other value per share as is determined by the employee directors. No options may be awarded under the Director Plan after January 17, 2000. The Board of Directors has approved, and is requesting the shareholders' approve, an amendment to the Non-Employee Director Plan to increase shares available for issuance under the Non-Employee Director Plan to 70,000 shares. See Proposal III
- "Non-Employee Director Stock Compensation Plan" below.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT THE THREE NOMINEES LISTED ABOVE AS THE DIRECTORS OF THE CORPORATION.

                             EXECUTIVE COMPENSATION

         The following table sets forth the annual compensation paid or accrued by the Corporation and its subsidiaries to Edward J. Woodard, Jr., CLBB, Chairman of the Board, President and Chief Executive Officer of the Corporation and the Bank for the past three fiscal years. Compensation for each other executive officer of the Corporation or the Bank did not exceed $100,000 in 1996 and, therefore, is not shown in the table.

                                          Summary Compensation Table

Name and
Principal Position                                            Annual Compensation
------------------                       ------------------------------------------------------------------
                                                                                                 All Other
                                         Year          Salary(1)            Bonus              Compensation
                                         ----          ---------            -----              ------------

Edward J. Woodard, Jr.,                  1996           163,075             10,000               7,639(2)
CLBB                                     1995           148,300             10,000               6,759(3)
Chairman of the Board                    1994           145,650               --                 7,068(4)
President and Chief
Executive Officer

--------------------
(1)      Includes base salary and director fees.

(2)      Amount  represents  (i)  contributions  of $3,214 to the Bank's  401(k)
Profit Sharing Plan on behalf of Mr. Woodard and (ii) accrual of $4,225 in connection with a Deferred Supplemental Compensation Agreement with Mr. Woodard.

(3)      Amount  represents  (i)  contributions  of $2,334 to the Bank's  401(k)
Profit Sharing Plan on behalf of Mr. Woodard and (ii) accrual of $4,425 in connection with a Deferred Supplemental Compensation Agreement with Mr. Woodard.

(4)      Amount  represents  (i)  contributions  of $2,643 to the Bank's  401(k)
Profit Sharing Plan on behalf of Mr. Woodard and (ii) accrual of $4,425 in connection with a Deferred Supplemental Compensation Agreement with Mr. Woodard.

         The table below sets forth information regarding stock option grants to the executive officer listed in the Summary Compensation Table above during the fiscal year ended December 31, 1996. The grant was made pursuant to the 1990 Stock Option Plan.

                        Option Grants in Last Fiscal Year

                                      Number of               % of Total Options
                                      Securities                  Granted to
                                  Underlying Options             employees in            Exercise          Expiration
Name                                   Granted                   Fiscal Year               Price              Date
----                                   -------                   -----------               -----              ----

Edward J. Woodard, Jr.                  2,500                        50%                   $9.17            12/31/05

         No stock options were exercised in 1996 by the executive officer whose compensation is disclosed in the summary Executive Compensation Table above. The table below sets forth exercisable and unexercisable stock options held by the executive officer as of December 31, 1996, all of which were granted pursuant to the 1990 Stock Option Plan.

                          Fiscal Year End Options Table

                                       Number of Securities
                                  Underlying Unexercised Options                Value of Unexercised In-The-Money
                                      at Fiscal Year-End (#)                    Options at Fiscal Year-End ($)(1)
                                      ----------------------                    ------------------------------
Name                            Exercisable           Unexercisable          Exercisable            Unexercisable
----                            -----------           -------------          -----------            -------------
Edward J. Woodard, Jr.             7,500                    0                   $9,325                    0

------------------
(1) The last known sale of the Company's Common Stock in 1996 was at $11.00 per share.

Employment Agreements

         The Boards of Directors of the Corporation and the Bank approved the execution of an employment agreement (the "Agreement"), effective January 1, 1990, between the Bank and Edward J. Mr. Woodard, Jr., Chairman of the Board, President and Chief Executive Officer of the Corporation and the Bank. The Agreement, as amended on January 1, 1994, provides for employment of Mr.
Woodard, with duties and responsibilities substantially the same as those assigned on the date of the Agreement, until the earlier of (i) December 31, 1998, (ii) his death, or (iii) his physical or mental disability; provided, however, that provisions are made for the termination of employment by either the Bank or Mr. Woodard in the event of a "change in control" of the Corporation or the Bank, or for "good reason"; and provided further, however, that the Agreement will be renewed automatically for an additional period of one year on each January 1, unless prior to August 1 in any given year either party to the Agreement shall give notice of non-renewal to the other party.

         In the case of termination (i) by the Corporation or the Bank prior to a "change in control," unless "for good cause," or (ii) by Mr. Woodard for "good reason," certain payments stipulated in the Agreement are due Mr. Woodard as follows: (a) if by the Corporation or the Bank prior to "a change in control," unless "for good cause," twelve equal monthly payments equal to Mr. Woodard's base salary, plus director fees, if any; and (b) if by Mr. Woodard for "good reason" or by the Bank without "good cause," 60 equal monthly payments equal to approximately three times Mr. Woodard's existing salary at the time of termination.

         A "change in control" is defined in the Agreement to occur upon (i) any entity acquiring or entering into a definitive agreement to acquire more than 25% of the stock of either the Corporation or the Bank, (ii) a change in the composition of a majority of the Board of Directors of either the Corporation or the Bank in any twelve month period, or (iii) the Corporation ceasing to be the owner of all of the Bank's stock, except for directors' qualifying shares. The term "for good cause" is defined as dismissal of Mr. Woodard for his failure to perform required services, gross or willful neglect of duty or illegal or intentional acts demonstrating bad faith. The term "good reason" is defined to include the assignment to Mr. Woodard of duties or responsibilities inconsistent with those in effect on the dates of the Agreement, or a change of control of either the Corporation or the Bank.

         The Bank also has entered into a Deferred Supplemental Compensation Agreement (the "Supplemental Agreement") with Mr. Woodard. The Supplemental Agreement, as amended on April 27, 1993, provides that if Mr. Woodard remains in the full-time employment of the Bank until age 65, then upon retirement Mr.
Woodard or his designated beneficiary shall be entitled to receive the sum of $250,000 payable in 120 equal monthly installments. If Mr. Woodard is employed full-time by the Bank and dies prior to age 65, then in addition to payment of the foregoing amount in such installments, the Bank also shall make a lump sum payment of $250,000 to Mr. Woodard's designated beneficiary. Notwithstanding the foregoing, if Mr. Woodard's employment with the Bank is terminated for any reason whatsoever at any time before Mr. Woodard attains the age of 65, then (i) the sum of $250,000 shall be payable to Mr. Woodard or his designated beneficiary in 120 equal monthly installments commencing upon Mr. Woodard attaining the age of 65 and (ii) a lump sum payment of $250,000 shall be payable to Mr. Woodard's spouse, estate, trust or named beneficiary on his death. The Supplemental Agreement obligates Mr. Woodard to make himself available to the Bank after retirement, so long as he receives payments under the Supplemental Agreement, for occasional consultation which the Bank may reasonably request. All amounts unpaid under the Supplemental Agreement may be forfeited after notice to Mr. Woodard in the event the Board of Directors of the Bank determines in good faith that Mr. Woodard is performing services of any kind to a firm or corporation competitive with the business of the Bank during the period that he is receiving payments under the Supplemental Agreement.

Employee Benefit Plans

         Employee Stock Options. On February 20, 1990, the Corporation's Board of Directors approved a non-qualified stock option plan (the "1990 Plan") for the issuance of 25,000 shares of the Corporation's Common Stock to eligible officers and key employees of the Corporation and the Bank at prices not less than the market value of the Corporation's Common Stock on the date of grant. The Shareholders are being asked to approve an amendment to the 1990 Plan to increase the number of shares available for issuance under the 1990 Plan to 45,000 shares. See Proposal II, below. The Employee Plan will expire on February 20, 2000. Until expiration, the options may be exercised in whole at any time or in part from time to time. None of the options granted to employees had been exercised as of March 4, 1997.

         401(k) Profit Sharing Plan. In 1993, the Bank adopted a thrift and profit sharing plan qualified under Section 401(k) of the Internal Revenue Code (the "401(k) Plan") to replace the Bank's former Profit Sharing Plan. Employees who have attained the age of 20 years and six months and completed six months of service with the Bank are eligible to participate in the 401(k) Plan. Eligible employees who elect to participate may contribute up to 15% of their annual salary to the 401(k) Plan. The Bank may make a matching contribution. The amount of the match, if any, will be determined by the Bank each year. The Bank contributed a matching contribution of $15,444 and a discretionary profit sharing contribution of $4,556 to the 401(k) Profit Sharing Plan during 1996.


                                   PROPOSAL II
                         APPROVAL OF FIRST AMENDMENT TO
                          COMMONWEALTH BANKSHARES, INC.
                             1990 STOCK OPTION PLAN

         The Commonwealth Bankshares, Inc. 1990 Stock Option Plan (the "1990 Plan"), adopted by the shareholders at the Company's 1990 Annual Meeting, permits the Board of Directors to grant options for an aggregate of 25,000 shares of Common Stock to certain employees of the Company and its subsidiaries. To date, the Company has granted options to purchase an aggregate of 22,000 shares of Common Stock under the 1990 Plan.

         The Board of Directors has determined that in order for it to be able to continue to motivate key employees of the Company and its subsidiaries, it is necessary and appropriate for the number of shares of Common Stock that may be issued pursuant to options granted under the 1990 Plan be increased from 25,000 shares to 45,000 shares. This will create an additional 20,000 shares for which options may be granted to key employees.

                  Section 5 of the 1990 Plan provides the following:

                  "Upon the exercise of any Option, the Company shall deliver to the Participant authorized but unissued stock. The maximum aggregate number of shares of Common Stock that may be issued pursuant to options granted under this Plan is 25,000, subject to adjustment as provided in Section 9. If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the option or portion thereof may be reallocated to other Options to be granted under this Plan."

         The Board of Directors has approved, and is recommending to the shareholders for their approval, an amendment to the 1990 Plan to delete "25,000" contained in Section 5 and substitute the number "45,000" in lieu thereof, such that the 1990 Plan will be amended to read as follows:

                  "Upon the exercise of any Option, the Company shall deliver to the Participant authorized but unissued stock. The maximum aggregate number of shares of Common Stock that may be issued pursuant to options granted under this Plan is 45,000, subject to adjustment as provided in Section 9. If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the option or portion thereof may be reallocated to other Options to be granted under this Plan." [Emphasis added.]

         THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE FOR ADOPTION OF THE FIRST AMENDMENT TO THE 1990 PLAN.

         If not directed otherwise, the persons named in the enclosed Proxy will vote FOR adoption of the First Amendment to the 1990 Plan.

                                  PROPOSAL III

                         APPROVAL OF FIRST AMENDMENT TO
                          COMMONWEALTH BANKSHARES, INC.
                  NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

         The Commonwealth Bankshares, Inc. Non-Employee Director Stock Compensation Plan (the "Non-Employee Director Plan") adopted by the shareholders at the Bank's 1995 Annual Meeting authorized a committee comprised of non-employee directors the right to grant options for up to 50,000 shares of Common Stock to non-employee directors. To date, options to acquire an aggregate of 45,500 shares of Common Stock have been granted to directors of the Company. In order to continue to motivate and reward directors for their commitment to the Company, the Board of Directors has determined that it is necessary and appropriate to increase the number of shares for which options may be granted from 50,000 to 70,000 shares.

         In addition, the Securities and Exchange Commission has amended Rule 16b-3, which exempts the grant and exercise of stock options under certain conditions from the short swing profit provisions of Section 16 of the Securities Exchange Act of 1934. The new Rule 16b-3 does not provide an exemption for options granted and administered by a committee of non-employee directors. The new Rule 16b-3 does, however, permit the Board of Directors, itself, to grant and administer plans such as the Non-Employee Director Plan. Accordingly, the Board of Directors has determined that it is necessary and appropriate to amend the Non-Employee Director Plan to provide that grants and administration under the Plan shall be the responsibility of the Board of Directors.

         In order to memorialize the above-described changes, the Board of Directors has approved, and it is recommending to the shareholders, the following amendments to the Non-Employee Director Plan:

         1.       Delete Article III, which currently reads as follows:

                  "The Plan shall be administered by the one or more persons who are employees of the Company and directors of the Board (the "Employee Directors"), and such additional employees as the Employee Directors shall appropriately designate, who shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. Any decision made, or action taken, by the Employee Directors in connection with the administration of this Plan shall be final and conclusive. All expenses of administering this Plan shall be borne by the Company."

         and substitute the following in lieu thereof:

                  "The Plan shall be administered by the Board, which shall have authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend and rescind rules and regulations pertaining to administration of this Plan; and to make all other determinations necessary or advisable for the administration of this Plan. Any decision made or action taken by the Board in connection with the administration of this Plan shall be final and conclusive. All expenses of administering this Plan shall be borne by the Company."

         2.       Delete Article IV, which currently reads as follows:

                  "GRANT OF OPTIONS.

                  The Board shall have authority to designate Participants to whom Options are to be granted and shall specify the number of shares subject to grants. All Options shall be evidenced by a Memorandum of Option agreement which shall be subject to the applicable provisions of the Plan and to such other provisions as the Employee Directors may adopt."

         and substitute the following in lieu thereof:

                  "GRANT OF OPTIONS.

                  The Board shall have authority to designate Participants to whom Options are to be granted and shall specify the number of shares subject to grants. All Options shall be evidenced by an Agreement which shall be subject to the provisions of this Plan and such other provisions as the Board may adopt."

          3. Delete "50,000" contained in Article V and substitute "70,000" in lieu thereof, so that Article V shall read as follows:

                            "Upon the  exercise of any  Option,  the Company may
                  deliver to the Participant (or the Participant's broker if the Participant so directs) authorized but unissued Common Stock. The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options under this Plan is 70,000, subject to adjustment as provided in Article
                  IX. If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the option or portion thereof may be reallocated to other Options to be granted under this Plan." [Emphasis added.]

         THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE "FOR" ADOPTION OF THE FIRST AMENDMENT TO THE NON-EMPLOYEE DIRECTOR PLAN.

         If not directed otherwise, the persons named in the enclosed Proxy will vote FOR the adoption of the First Amendment to the Non-Employee Director Plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Corporation's Board of Directors approved the appointment of Plott & Walton, P.C., Certified Public Accountants, as the Corporation's independent public accountants for the fiscal year ending December 31, 1996. No firm has been selected by the Board of Directors to act as the Corporation's independent public accountants for the current year. The Board will make this decision later in the year. Representatives of Plott & Walton, P.C. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the Corporation's 1998 Annual Meeting of Shareholders must be received by the Corporation at its executive offices, Boush and Freemason Streets, P. O. Box 1177, Norfolk, Virginia 23501, no later than December 2, 1997, in order for such proposals to be included in the Corporation's Proxy Statement and form of Proxy relating to such meeting.


                                  OTHER MATTERS

         The Board of Directors does not intend to present, and knows of no one who intends to present, to the meeting any matter for action by shareholders other than as set forth herein. However, the enclosed proxy confers discretionary authority with respect to transaction of any other business that may properly come before the meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on any such matter.


                                            By Order of the Board of Directors



                                            Edward J. Woodard, Jr., CLBB
                                            Chairman of the Board, President and
                                            Chief Executive Officer


     Dated in Norfolk, Virginia and
     mailed this 9th day of April, 1997

                          COMMONWEALTH BANKSHARES, INC.

                                403 Boush Street
                   P.O. Box 1177, Norfolk, Virginia 23501-1177
                              Phone (804) 446-6900

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 April 29, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The Undersigned  hereby revokes all prior proxies and appoints  Richard
J. Tavss and Morton Goldmeier, or any one of them, each with the power of substitution, as Proxies to vote, as designated below, all the shares of Common Stock of Commonwealth Bankshares, Inc. held of record by the undersigned on March 4, 1997 at the Annual Meeting of Shareholders to be held on April 29, 1997, or any adjournment thereof.

         (1) Proposal I: Election of three Class 3 Directors set forth below to serve until the 2000 Annual meeting of Shareholders and until their successors are elected and qualifed:

                                 William P. Kellam

       |_|      FOR              |_|      AGAINST           |_|      ABSTAIN

                               Edward J. Woodard, Jr.

       |_|      FOR              |_|      AGAINST           |_|      ABSTAIN

                                 Morton M. Zedd

       |_|      FOR              |_|      AGAINST           |_|      ABSTAIN

         (2) Proposal II: Approval of the First Amendment to the Commonwealth Bankshares, Inc. 1990 Stock Option Plan

       |_|     FOR              |_|      AGAINST           |_|     ABSTAIN

         (3) Proposal III: Approval of the First Amendment to the Commonwealth Bankshares, Inc. Non-Employee Director Stock Compensation Plan

       |_|     FOR              |_|      AGAINST           |_|     ABSTAIN

                   (4) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         The proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted by the named Proxies FOR the three nominees listed in Proposal I, FOR Proposal II, FOR Proposal III, and in their discretion as to other business properly before the meeting.

         Please sign exactly as your name(s) appear below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:  ___________________________, 1997.

-----------------------------                   ------------------------------
    Shareholder Signature                           Shareholder Signature

-----------------------------                   ------------------------------
   Social Security Number                           Social Security Number